     As filed with the Securities and Exchange Commission on August 16, 1999
                                                      Registration No. 333-59669

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                               FOTOBALL USA, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         33-0614889
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                                No.)

                                3738 RUFFIN ROAD
                           SAN DIEGO, CALIFORNIA 92123
               (Address of Principal Executive Offices) (Zip Code)

                                -----------------

                    FOTOBALL USA, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                -----------------

            MICHAEL FAVISH                       CHARLES I. WEISSMAN, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
          FOTOBALL USA, INC.                         919 THIRD AVENUE
           3738 RUFFIN ROAD                      NEW YORK, NEW YORK 10022
     SAN DIEGO, CALIFORNIA 92123                      (212) 758-9500
            (619) 467-9900

(Name, address and telephone number, including area code, of agents for service)

==================================================================================================
                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                                                                  PROPOSED
                                                  PROPOSED        MAXIMUM
                                                  MAXIMUM         AGGREGATE         AMOUNT OF
TITLE OF SECURITIES         AMOUNT TO BE       OFFERING PRICE     OFFERING        REGISTRATION
 TO BE REGISTERED         REGISTERED (1)(2)     PER SHARE (3)     PRICE (3)            FEE
--------------------------------------------------------------------------------------------------
Common Stock, par          200,000 shares         $4.34375        $868,750           $241.51
value $.01 per share
==================================================================================================

(1) Pursuant to Rule 416, this registration statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The securities registered hereby represent an addition to the 500,000 shares of common stock issuable under the Fotoball USA, Inc. 1998 Stock Option Plan which were registered previously on a registration statement on Form S-8 (File No. 333-59669, filed on July 23, 1998).

(2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act, solely for the purpose of calculation of the registration fee. Based on the average of the high and low sale prices of Fotoball's common stock as reported by the Nasdaq National Market on August 10, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         WE HAVE INCORPORATED CERTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FOTOBALL THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT, INCLUDING ANY EXHIBITS THAT ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INFORMATION. WE WILL PROVIDE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS DOCUMENT IS DELIVERED, A COPY OF ANY OR ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS DOCUMENT, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO FOTOBALL USA, INC., 3738 RUFFIN ROAD, SAN DIEGO, CALIFORNIA 92123, TELEPHONE (619) 467-9900, ATTENTION: SECRETARY.

         The following documents filed by Fotoball with the SEC are hereby incorporated by reference into this document and made a part hereof:

             o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998

             o our Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1999 and June 30, 1999

             o the description of our securities contained in our Registration Statement on Form 8-A, filed with the SEC on August 1, 1994, as amended by Amendment No. 1 thereto filed with the SEC on October 18, 1996, and our Registration Statement on Form 8-A, filed with the SEC on August 30, 1996.

         All documents and reports filed by Fotoball pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the termination of the offering shall be deemed to be incorporated by reference in this document and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated herein by reference will be deemed to be modified or superseded for the purpose of this document to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         The indemnification of officers and directors of Fotoball is governed by Section 145 of the DGCL and the Certificate of Incorporation (the "Certificate") and By-Laws of Fotoball.

         Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings, other than an action by or in the right of the corporation, to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses including attorneys' fees actually and reasonably incurred by him. In all cases in which indemnification is permitted, unless ordered by a court, it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

         The DGCL authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         The Certificate provides that no director of Fotoball shall be personally liable to Fotoball or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability

         o for any breach of the director's duty of loyalty to Fotoball or its stockholders
         o     for acts or omissions not in good faith or which involve
               intentional misconduct or a knowing violation of law
         o     for paying a dividend or approving a stock repurchase in
               violation of Section 174 of the DGCL

         o for any transaction from which the director derived an improper personal benefit

         The By-Laws provide that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as now in effect or as then may be in effect, whichever is more favorable to such persons, against any and all judgments, fines and amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and expenses incurred by such person in connection therewith. The By-Laws further provide that, to the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall, at his request, be paid by Fotoball in advance of the final disposition of such action or proceeding.

         The By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire.

         Fotoball maintains directors and officers liability and company reimbursement insurance which, among other things,

         o provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such

         o provides for payment on behalf of Fotoball against such loss but only when Fotoball shall be required or permitted to indemnify directors or officers for such loss

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable.

Item 8.  Exhibits.
         ---------

         The following exhibits are filed as part of this Registration
Statement:

Exhibit Number.      Description.
---------------      ------------
4.1*                 Fotoball USA, Inc. 1998 Stock Option Plan, as amended.

4.2*                 Form of Stock Option Agreement for the Fotoball USA, Inc.
                     1998 Stock Option Plan (incorporated by reference to
                     Exhibit 4.2 of the Registration Statement on Form S-8
                     (File No. 333-59669).

5.1                  Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1                 Consent of Hollander, Lumer & Co. LLP.

23.2 Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).

--------------------

*    Indicates exhibits relating to executive compensation.

Item 9.  Undertakings.
         -------------

         The undersigned small business issuer hereby undertakes that it will:

         (1) file, during any period in which it offers or sell securities, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration; and

               Note: Small business issuers do not need to give the statements in paragraphs (1)(i) and (1)(ii) of this Item if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment is incorporated by reference by periodic reports filed by the small business issuer under the Exchange Act.

               (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering;

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

         (4) for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

         (5) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of such securities at that time as the initial bona fide offering of those securities.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 10th day of August, 1999.



                                                 FOTOBALL USA, INC.



                                                 By: /s/ Michael Favish
                                                     ---------------------------
                                                     Michael Favish
                                                     President, Chief Executive
                                                     Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:


Signature                                          Titles                            Date
---------                                          ------                            ----
/s/ Michael Favish                President, Chief Executive Officer and
--------------------------         Director (Principal Executive Officer        August 10, 1999
Michael Favish                     and Principal Financial Officer)

/s/ Salvatore T. DiMascio         Director                                      August 10, 1999
--------------------------
Salvatore T. DiMascio

/s/ Nicholas Giordano             Director                                      August 10, 1999
--------------------------
Nicholas Giordano

/s/ Joel K. Rubenstein            Director                                      August 10, 1999
--------------------------
Joel K. Rubenstein

/s/ John Shea                     Director                                      August 10, 1999
--------------------------
John Shea

                                  EXHIBIT INDEX

Exhibit Number            Description
--------------            -----------
4.1                       Fotoball USA, Inc. 1998 Stock Option Plan, as amended.

5.1                       Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1                      Consent of Hollander, Lumer & Co. LLP.